UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2005

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000 – 30733	41-1978822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10700 Bren Road West
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 930-6000
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

Effective January 31, 2005, M. James Call, who had served as Executive Vice President, Strategic Planning and Development, will be leaving American Medical Systems, Inc. a wholly owned subsidiary of American Medical Systems Holdings, Inc. In connection with his departure, the Employment Agreement, dated June 30, 2001, between American Medical Systems, Inc. and Mr. Call will be terminated effective January 31, 2005. The severance provisions of the employment agreement provide for us to (a) pay Mr. Call his current base salary of $235,000.00 per year through January 31, 2006, (b) pay Mr. Call a pro rata portion of his incentive bonus, if earned, for 2005, and (c) provide Mr. Call with health and welfare benefits through January 31, 2006. If Mr. Call accepts other employment or engages in his own business prior to January 31, 2006, we will be entitled to deduct compensation that he or receives from a new employer from the salary we are obligated to pay through January 31, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

Dated: January 27, 2005	By /s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer